UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2007

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52385	20-5132054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16005 LOS GATOS BOULEVARD LOS GATOS, CALIFORNIA		95032
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (408) 395-7774

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2007, Akeena Solar, Inc. (the “Registrant” or the “Company”) issued a press release announcing the appointment of James M. Curran as Chief Operating Officer of the Registrant effective August 24, 2007. A copy of the press release is attached as Exhibit 99.1 hereto (the “Press Release”).

Mr. Curran was promoted from the Company’s vice president of operations and brings over 25 years of operations experience to the Company. Most recently, Mr. Curran founded Shamrock Partners, LLP, a consulting firm specializing in e-commerce, business strategy and business planning for financial management and operations. Prior to founding Shamrock Partners, Mr. Curran held the position of general manager of international business management and operations at Exodus Communications, a provider of internet hosting for enterprises. In addition, Mr. Curran served as the executive vice president of information and product systems at Visa International. Mr. Curran also spent over 20 years at IBM Corporate, where he held various executive positions in the software and personal computer business groups.

Mr. Curran’s terms of employment are at will, his annual base salary is $180,000, and Mr. Curran was granted 35,000 shares of the Registrant’s restricted common stock on May 29, 2007, under the Registrant’s 2006 Incentive Stock Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release regarding appointment of the Registrant’s Chief Operating Officer (filed herewith).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Akeena Solar, Inc.

By:	/s/ David “Lad” Wallace
Name: David “Lad” Wallace Title: Chief Financial Officer

Dated August 27, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release regarding appointment of the Registrant’s Chief Operating Officer (filed herewith).